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                                                                     EXHIBIT 2.1



                   TERRITORY OF THE BRITISH VIRGIN ISLANDS

                  THE INTERNATIONAL BUSINESS COMPANIES ACT
                                 (CAP. 291)

                                                                    (SECTION 76)
                            CERTIFICATE OF MERGER


No. of surviving company 189457


The Registrar of Companies of the British Virgin Islands HEREBY CERTIFIES pursuant to the International Business Companies Act, Cap. 291 that Articles of Merger between DRANSFIELD CHINA PAPER CORPORATION, and DRANSFIELD PAPER HOLDINGS LIMITED have this 26th day of February, 1997 been registered and that upon the 26th day of February, 1997

                       DRANSFIELD CHINA PAPER CORPORATION

shall be the surviving company of the merger.

                                        Given under my hand and seal at Road
                                        Town, in the Territory of the
                                        British Virgin Islands
         [SEAL]

                                        /s/
CRTI003C                                ASSISTANT REGISTRAR OF COMPANIES






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